EXHIBIT 99.1

NOTICE OF GUARANTEED DELIVERY

for tender of

9% Senior Secured Notes due 2010

of

NORTH AMERICAN ENERGY PARTNERS INC.

Pursuant to the Prospectus

dated                    , 2005

The Exchange Agent for the Exchange Offer is:

Wells Fargo Bank, N.A.

By Overnight Delivery	By Facsimile:	By Registered or
or Regular Mail:		Certified Mail:
(617) 667-4927
Wells Fargo Bank, N.A.		Wells Fargo Bank, N.A.
Corporate Trust Operations	Confirm by Telephone:	Corporate Trust Operations
Sixth and Marquette		MAC N9303-121
MAC N9303-121	(800) 344-5128	P.O. Box 1517
Minneapolis, MN 55479		Minneapolis, MN 55480-1517

Delivery of this Notice of Guaranteed Delivery to an address, or transmission of this Notice of Guaranteed Delivery via facsimile, other than as set forth above will not constitute valid delivery.

As set forth under the caption, “The Exchange Offer—Procedures for Tendering Original Notes—Guaranteed Delivery” in the Prospectus dated                     , 2005 (the “Prospectus”) of North American Energy Partners Inc. (the “Company”) and in Instruction 2 of the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Prospectus, the “Exchange Offer”), this form must be used to accept the Company’s offer to exchange its 9% Senior Secured Notes due 2010 (the “Exchange Notes”) for its 9% Senior Secured Notes due 2010 (the “Original Notes”) if time will not permit the Letter of Transmittal, certificates representing such Original Notes and all other required documents to reach the Exchange Agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date. This form must be delivered by an Eligible Institution (as defined in the Letter of Transmittal) by mail or overnight delivery or transmitted, via facsimile, to the Exchange Agent as set forth above. All capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Prospectus or the Letter of Transmittal.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which are hereby acknowledged, the aggregate principal amount of the Original Notes specified below pursuant to the guaranteed delivery procedures set forth under the caption “The Exchange Offer—Procedures for Tendering Original Notes—Guaranteed Delivery” of the Prospectus.

The undersigned understands that tenders of Original Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that no withdrawal of a tender of Original Notes may be made on or after the Expiration Date. The undersigned understands that for a withdrawal of a tender of Original Notes to be effective, a written notice of withdrawal must be timely received by the Exchange Agent at one of its addresses specified on the cover of this Notice of Guaranteed Delivery prior to the Expiration Date.

The undersigned understands that payment by the Exchange Agent for Original Notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Original Notes (or Book-Entry Confirmation of the transfer of such Original Notes into the Exchange Agent’s account at DTC) and a Letter of Transmittal (or facsimile thereof) with respect to such Original Notes properly completed and duly executed, with any required signature guarantees and any other documents required by the Letter of Transmittal or a properly transmitted Agent’s Message.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

PLEASE SIGN AND COMPLETE

Signature(s) of registered Holder(s) or	Date:
authorized signatory:
Address:

Name(s) of registered Holder(s):
Area Code and Telephone No.

If Original Notes will be delivered by book-entry
transfer to DTC, check the box below and insert DTC
Account Number:
Principal Amount of Original Notes Tendered*:	☐

DTC Account No.:

*Must be in denominations of principal amount of
Certificate No.(s) of Original Notes	$1,000 or any integral multiple thereof.
(if available)

This Notice of Guaranteed Delivery must be signed by the Holder(s) of Original Notes exactly as their (its) name(s) appear on certificate(s) for Original Notes, or if tendered by a participant in DTC, exactly as such participant’s name appears on a security position listing as the owner of Original Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Please print name(s) and address(es)

Name (s):

Capacity:

Address (es):

NOTE: DO NOT SEND ORIGINAL NOTES WITH THIS FORM. ORIGINAL NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

GUARANTEE

(Not to be used for Signature Guarantee)

The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” including (as such terms are defined therein): (1) a bank; (2) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (3) a credit union; (4) a national securities exchange, registered securities association or clearing agency; or (5) a savings association (each of the foregoing being referred to as an “Eligible Institution”), hereby (a) represents that each holder of Original Notes on whose behalf this tender is being made “own(s)” the Original Notes covered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (b) represents that such tender of Original Notes complies with Rule 14e-4, and (c) guarantees that, The Original Notes tendered hereby in proper form for transfer (pursuant to the procedures set forth in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering Notes—Guaranteed Delivery”), together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal or a properly transmitted Agent’s Message, will be received by the Exchange Agent at one of its addresses set forth above within two business days after the date of execution hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal, or Agent’s Message, and Original Notes to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature:

Title:

Address:

(Zip Code)

Area Code and Telephone Number:

Dated: __________________

NOTE: DO NOT SEND ORIGINAL NOTES WITH THIS FORM. ORIGINAL NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.